SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2004

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2092 Gaither Road

Rockville, Maryland 20850

(Address of principal executive offices) (Zip code)

(301) 296-2300

(Registrant’s telephone number)

Item 5. Other Items.

On January 23, 2004, Visual Networks, Inc. (“Visual”) received notice that a lawsuit had been filed by Paradyne Networks, Inc., of Largo, Florida (“Paradyne”), in the U.S. District Court for the Middle District of Florida, Tampa Division, seeking damages, and injunctive and declaratory relief, for Visual’s alleged infringement of patents owned by Paradyne. Paradyne had previously sent Visual a letter requesting that Visual examine Visual UpTime and Visual IP InSight to determine whether Visual needed a license from Paradyne with respect to these products. Visual responded to the letter indicating that it did not believe that its products infringed Paradyne’s patents. Visual intends to vigorously defend the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Visual Networks, Inc.

Date: January 23, 2004	/s/ Lawrence S. Barker

By: Lawrence S. Barker Title: President and Chief Executive Office